Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

Registration Statement Under

The Securities Act Of 1933

(Form Type)

ProFrac Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.01 per share	Other	3,290,437	$17.17	$56,496,803	$92.70 per $1,000,000	$5,237.26

Total Offering Amounts					$56,496,803		$5,237.26

Total Fee Offsets							—

Net Fee Due							$5,237.26

(1)

The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 3,290,437 shares of Class A common stock, par value $0.01 per share (the “Stock”), of ProFrac Holding Corp., a Delaware corporation, that may be delivered with respect to awards under the ProFrac Holding Corp. 2022 Long Term Incentive Plan (as amended from time to time, the “Plan”), which shares consist of shares of Stock reserved and available for delivery with respect to awards under the Plan and additional shares of Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Stock that may become issuable pursuant to the adjustment or anti-dilution provisions of the Plan.

(3)

The proposed maximum offering price per share and maximum aggregate offering price for the shares of Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based upon the average high and low prices of a share of Stock, as reported on the Nasdaq Global Select Market on May 20, 2022, which was $17.17.